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                                                                   EXHIBIT 10.37


                               NEGOTIABLE SECURED
                                 PROMISSORY NOTE


         THIS NEGOTIABLE PROMISSORY NOTE (THE "NOTE") AUGUST 5, 1999 IS BEING DELIVERED IN CONNECTION WITH THAT CERTAIN LOAN AGREEMENT, DATED AS OF DECEMBER 19, 1997 (THE "LOAN AGREEMENT") BY AND BETWEEN CHRISTOPHER WM. VOISIN ("MAKER"), ON THE ONE HAND, AND INLAND ENTERTAINMENT CORPORATION, A UTAH CORPORATION, FORMALLY KNOWN AS INLAND CASINO CORPORATION, A UTAH CORPORATION ("HOLDER"), ON THE OTHER HAND. UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE AGREEMENT

1. Restatement and Incorporation by Reference. For value received, and in accordance with the terms and conditions hereof, the undersigned ("Maker") promises to pay to Inland Entertainment Corporation, a Utah corporation (the "Holder"), or order, at 16868 Via Del Campo Court, Suite 200, San Diego, CA. 91217 the sum of Forty-Nine Thousand, Four-Hundred and Sixty-Two ($49,462.00) Dollars with eight (8.00 %) percent interest, fixed rate, per annum, payable in monthly installments of equal amounts on the same date of each month thereafter until paid in full, said installments payable on interest and principal as follows:

2. Installment Period. Maker shall make payments to the Holder in equal monthly installments of $500.00, the same due and payable on the fifteenth day of each month commencing May 15, 1999 and continuing thereafter until May 15, 2000 at which time Maker shall commence making payment in the amount of $1,000.00 per month until November 15, 2001. At the expiration of said installment period, Maker and the Holder may agree to extend the period of this note. If the parties elect not to extend said period, the Maker shall thereafter make payments in accordance with paragraph 2 herein. At any time during this period, Maker may elect to make additional payments, the same to be applied towards the outstanding principal only.

3. Balloon Payment. That on or about November 15, 2001, Maker shall pay-in-full, to the Holder, any and all balance due and owed to the Holder under the terms and conditions of this promissory note.

4. Late Charge. Whenever payment of any installment is in default for at least ten (10) days, a penalty in the amount of five (5%) percent on the unpaid installment may be assessed; and

5. Collection Costs. Should legal proceedings be instituted to collect any amount due hereunder, a sum equal to all collection costs and expenses, including attorney=s fees shall be assessed and due hereunder.


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6. Acceptance of Late Payment. The acceptance by the Holder of any installment after any default shall not operate to extend the time of payment of any amount then remaining unpaid or constitute a waiver of any of the other rights of the Holder.

7. Collateral. To secure payment of this note, and of any liability or liabilities of the Maker to the Holder, due or to become due, or that may hereafter be contracted or existing, the Maker hereby grants the Holder a security interest in any and all salary, bonus, stock options and shares of stock in the Company to which Promissor is entitled.

8. Prepayment. Maker, at its election, may make additional payments as against the principal amount due and owed under the terms of this promissory note. In doing so Maker shall suffer no prepayment penalty.

9. Default Remedies. In case of default in the payment of this promissory note, the Holder shall have all rights in the collateral given under the terms and conditions of this promissory note together with any and all rights and remedies at law or in equity, not inconsistent with the terms and conditions hereof, existing at the time of said default and as may be enforceable in the State of California.

10. Acceleration, Waivers. The Holder may accelerate the due date of this instrument and demand immediate payment whenever default shall occur and the Holder in good faith believe that the prospect of payment is impaired. The Maker waives presentment demand, notice of dishonor, protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, or indorsement of this promissory note.

11. Attachment. This Negotiable Secured Promissory Note shall be attached to the Note dated December 19, 1997 and shall merge with and become part of the Note and shall supercede any other note and all other terms inconsistent herewith.

12. Merger. The terms and conditions of this promissory note shall merge with and become part of any and all previous, subsequent, and collateral agreements entered into by and between the Maker and the Holder.

13. Governing law. The terms and conditions of this promissory note shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principle of conflicts of law.

         Dated this 5th day of August, 1999.


                                                    /s/ CHRISTOPHER WM. VOISIN
                                                    ----------------------------
                                                        Christopher Wm. Voisin


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